Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Second Quarter 2023 Results;
Declares Regular Quarterly Dividend of $0.28 per Share

Company to Host Conference Call on Thursday, July 27, 2023, at 11:00 a.m. Eastern Daylight Time

Henderson, Nevada - July 26, 2023 - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries, today reported financial results for its second quarter ended June 30, 2023.

Financial Highlights:
(All comparisons vs. the second quarter of 2022, unless noted otherwise).
•Net income of $34.9 million or $1.30 per share versus a net loss of $15.6 million or a loss of $0.56 per share;
•Adjusted net income of $31.4 million or $1.17 per share versus net income of $21.9 million or $0.79 per share;
•Gross premiums written of $198.4 million versus $179.4 million, an increase of 11%;
•Net premiums earned of $177.1 million versus $165.2 million, an increase of 7%;
•Net investment income of $26.8 million versus $20.0 million, an increase of 34%;
•Net investment gains reflected on the income statement of $11.3 million versus net losses of $50.1 million;
•Other expenses of $9.4 million representing a non-recurring charge in connection with an early lease termination;
•Record number of ending policies in-force of 124,848, up 6%; and
•Returned $43.1 million to stockholders through a combination of stock repurchases and regular quarterly dividends.
Management Commentary
Chief Executive Officer Katherine Antonello commented: “Our excellent second quarter results are a testament to the transformational changes we are making at Employers. Wage increases, a strong labor market and our new sales and underwriting operating model contributed to higher new and renewal premiums and an increase in final audit premiums. Together with strong net investment income and continued net investment gains, revenue increased 59% year-over-year.
Our mid-year full reserve study led to the recognition of $20.0 million of net favorable prior year loss reserve development from our voluntary business. Those actions, coupled with our continual focus on our underwriting expenses yielded a combined ratio of 87.2% for our Employers segment, which is a terrific result. In addition, our Cerity segment, which offers digital workers' compensation insurance solutions directly to consumers, contributed nicely to our growth in premiums and strong net investment income.”
Ms. Antonello continued, “during the quarter we incurred a $9.4 million non-recurring charge in connection with the early lease termination of our former corporate headquarters in Reno, Nevada. This previously announced action was undertaken as part of an ongoing review of our facility needs and will serve to continue our meaningful reduction in underwriting expenses.
Lastly, today we declared a regular quarterly dividend of $0.28 per share and announced a new $50.0 million share repurchase plan after exhausting the former plan prior to its scheduled expiration. These actions reflect our strong balance sheet, abundant underwriting capital and confidence in the Company’s future operations.”
Summary of Second Quarter 2023 Results
(All comparisons vs. the second quarter of 2022, unless noted otherwise).
Gross premiums written were $198.4 million, an increase of 11%. The increase was primarily due to higher new and renewal business writings and an increase in final audit premiums. Net premiums earned were $177.1 million, an increase of 7%.

Losses and loss adjustment expenses were $90.5 million, a decrease of 3%. The decrease was attributable to: (i) an increase in net favorable prior accident year loss reserve development recognized; partially offset by (ii) higher earned premiums. The Company recognized $19.7 million of favorable development during the quarter versus $10.0 million of favorable development recognized a year ago.
Commission expenses were $23.6 million versus $23.7 million a year ago.
Underwriting and general and administrative expenses were $46.0 million, an increase of 17%. The increase resulted primarily from higher: (i) payroll-related expenses; and (ii) policyholder dividends and bad debt expenses resulting from the increase in earned premium.
Net investment income was $26.8 million, an increase of 34%. The increase was due to higher bond yields and higher invested balances of fixed maturity securities and short-term investments, as measured by amortized cost.
Net realized and unrealized gains (losses) on investments reflected on the income statement were $11.3 million versus $(50.1) million.
Other expenses of $9.4 million consisted of a non-recurring charge in connection with the early lease termination of our former corporate headquarters in Reno, Nevada.
Income tax expense (benefit) was $8.9 million (20.3% effective rate) versus $(5.8) million (27.1% effective rate). The effective rates during each of the periods presented included income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, and deferred gain amortization.
The Company’s book value per share including the deferred gain of $40.41 increased by 5.9% during the first half of 2023, computed after taking into account dividends declared. This measure was favorably impacted by $7.1 million of after-tax unrealized gains arising from fixed maturity securities (which are reflected on the balance sheet) and $15.3 million of net after tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement). The Company’s adjusted book value per share of $45.41 increased by 5.0% during the first half of 2023, computed after taking into account dividends declared. This measure was favorably impacted by the net after tax unrealized gains arising from equity securities and other investments previously described.
Summary of Results by Segment
(see page 14 of the Financial Supplement for a description of our reportable segments. All comparisons vs. the second quarter of 2022, unless noted otherwise).
Employers Segment
The Employers segment reported net income before income taxes of $46.6 million versus a net loss before taxes of $11.6 million.
Highlights include the following:
–Underwriting income of $22.4 million versus $12.5 million;
–Combined ratio of 87.2% versus 92.4%;
–Earned premium of $175.5 million versus $164.6 million;
–Calendar year loss and LAE ratio of 63.4% versus 63.9%;
–Commission expense ratio of 13.4% versus 14.4%;
–Underwriting expense ratio of 21.7% versus 20.2%;
–Net investment income of $24.1 million versus $18.7 million; and
–Net realized and unrealized gains (losses) on investments reflected on the income statement of $11.3 million versus $(42.8) million.
Cerity Segment
The Cerity segment reported a net loss before income taxes of $1.7 million versus a net loss of $3.1 million.
Highlights include the following:
–Underwriting loss of $3.4 million versus $3.0 million;
–Earned premium of $1.6 million versus $0.6 million;
–Net investment income of $1.7 million versus $0.8 million; and
–Net realized and unrealized gains (losses) on investments reflected on the income statement of zero versus $(0.9) million.

Corporate and Other
Corporate and Other activities reported a net loss before income taxes of $1.1 million versus $(6.7) million.
Highlights include the following:
–LPT amortization of $2.0 million, which served to reduce losses and LAE, versus $2.1 million;
–Net investment income of $1.0 million versus $0.5 million;
–Net realized and unrealized losses on investments reflected on the income statement of zero versus $(6.4) million; and
–General and administrative expenses of $4.0 million versus $2.8 million.
Third Quarter 2023 Dividend Declaration
Today the Board of Directors declared a regular quarterly dividend of $0.28 per share. The dividend is payable on August 23, 2023 to stockholders of record as of August 9, 2023.
Stock Repurchases and New Stock Repurchase Authorization
During the second quarter of 2023, the Company repurchased 935,250 shares of its common stock at an average price of $37.90 per share.
Today the Board of Directors authorized a new stock repurchase program to allow for repurchases of up to $50.0 million of our common stock from July 31, 2023 through December 31, 2024. The new program replaces a similar program that was scheduled to expire on December 31, 2023, but whose remaining repurchase authorization had been exhausted.
Earnings Conference Call and Webcast
The Company will review these financial results via a conference call and webcast on Thursday, July 27, 2023, at 11:00 a.m. Eastern Daylight Time / 8:00 a.m. Pacific Daylight Time.
To participate in the live conference call by telephone, dial 1-877-423-9820 or 1-201-493-6749.
A live audio-only broadcast will be accessible via webcast in the Investors section of the Company’s website at www.employers.com. An archived version of the webcast will also be accessible on the Company’s website following the live call.
Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and is available on our website.
Within this earnings release we present various financial measures, some of which are “Non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these Non-GAAP financial measures, as well as a reconciliation of such Non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these Non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, economic or market conditions, including the evolving nature of the COVID-19 pandemic, current levels of inflation, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions taken in response to the COVID-19 pandemic or otherwise, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the U.S. Securities and

Exchange Commission (the "SEC"), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.
Contact Information
Company contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com
Investor relations contact:
Karin Daly, The Equity Group Inc. (212) 836-9623 or kdaly@equityny.com